EXHIBIT 4.3.5

                                 AMENDMENT NO. 4

                                       TO

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


      THIS AMENDMENT NO. 4 to the Amended and Restated Registration Rights Agreement, dated as of December 22, 1998 (the "Amendment"), is entered into by and among United Surgical Partners International, Inc., a Delaware corporation (the "Company"), and the parties named at the foot hereof (each of such parties being hereinafter referred to individually as a "Purchaser" and collectively as the "Purchasers"), amending the Amended and Restated Registration Rights Agreement dated as of April 30, 1998, as amended, among the Company and the several signatories thereto (the "Registration Rights Agreement").

      Pursuant to the terms of that certain Asset Purchase Agreement, dated as of December 18, 1998 (the "Purchase Agreement"), among the Company, the Purchasers and others, the Company is issuing to the Purchasers on the date hereof, and may hereafter issue, certain shares of the Company's Class A Common Stock, par value $.01 per share (such shares of Class A Common Stock now or hereafter issued to the Purchasers being hereinafter collectively called the "Shares").

      It is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Company and the Purchasers execute this Amendment.

      Pursuant to Section 13(d) of the Registration Rights Agreement, the Registration Rights Agreement is hereby amended as follows:

      1. Each Purchaser is hereby made a party to the Registration Rights Agreement with the same rights and obligations as a holder of "Investor Shares" (with respect to the Shares) as set forth in the Registration Rights Agreement.

      2. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed.

      3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.



                                    UNITED SURGICAL PARTNERS
                                    INTERNATIONAL, INC.




                                    By /s/ MICHAEL W. CREWS
                                           Michael W. Crews
                                           Vice President




                                    PURCHASERS



                                    /s/ MICHAEL BINGHAM
                                        Michael Bingham*




                                    /s/ RONALD W. DISNEY
                                        Ronald W. Disney*

*On behalf of themselves and each entity that they directly or indirectly own or control and which may be issued any Shares pursuant to the Purchase Agreement, including without limitation Disney Oak Mount, L.L.P. and Bingham Forest Edge, L.L.P. (and each of the partners in such entities).

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      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.




                                    UNITED SURGICAL PARTNERS
                                    INTERNATIONAL, INC.




                                    By_______________________________
                                           Michael W. Crews
                                           Vice President




                                    PURCHASERS



                                    /s/ MICHAEL BINGHAM
                                        Michael Bingham*




                                    /s/ RONALD W. DISNEY
                                        Ronald W. Disney*

*On behalf of themselves and each entity that they directly or indirectly own or control and which may be issued any Shares pursuant to the Purchase Agreement, including without limitation Disney Oak Mount, L.L.P. and Bingharn Forest Edge, L.L.P. (and each of the partners in such entities).

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